Exhibit 99.1

Monster Worldwide Reports Second Quarter 2014 Results

•	Second Quarter Highlights:

•	Revenue of $194.4 Million; Careers – North America Revenue Returns to Year-Over-Year Growth

•	Cash Flow From Operations of $25 Million

•	EBITDA of $26 Million; Careers – North America EBITDA Margin of 25%

•	Non-GAAP EPS of $0.08; Break-Even on a GAAP Basis

•	Repurchased 2 Million Shares of Common Stock in the Second Quarter Totaling $12 Million; Brings Total Repurchases to 25% of Shares Outstanding Since Q2 2013

•	Significant Progress on Implementation of New “All the Jobs, All the People” Business Strategy:

•	July 1 Commercial Launch of New Products in North America:

•	TalentBin® by Monster: Provides Customers Access to Over 120 Million Social Profiles

•	Monster Twitter Cards: Extends Monster Reach Across Broad Social Audiences

•	Talent CRM: Self Service Campaign and Messaging Platform for Recruiters

•	3 Million Job Postings Currently Aggregated on Monster Network

•	North American and European Sales Force Realigned To Maximize Penetration of New Products

Weston, Massachusetts, August 5, 2014 — Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the second quarter ended June 30, 2014.

“We are making significant progress on our new strategy to transform our business around our three Strategic Pillars of Reach, Connections and Solutions,” said Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide. “In the second quarter, we realigned our North American and European sales force to support our new product strategy and ensure the breadth and depth of our new product offerings will be fully utilized by our global customers. On July 1st, we implemented the first stage of our transformation by commercially introducing three exciting new products in North America: TalentBin by Monster, Monster Twitter Cards and Talent CRM and the initial reception by our customers has been strong. We will continue to work diligently to introduce new products in North America and Europe over the next few quarters and are confident that our new strategy will drive significant growth and profitability at Monster over the long term.”

Second Quarter 2014 Results

Total revenue of $194 million was down 3% compared to the second quarter of 2013. Revenue from the Company’s Careers—North America operations increased 1% on a year-over-year basis. Internet Advertising & Fees revenue was $16 million compared to $18 million in the second quarter of 2013. Historical quarterly revenue data is available in the Company’s supplemental financial information.

Total GAAP operating expenses of $190 million decreased 1% compared to $192 million in the second quarter of 2013. Net income for the second quarter of 2014 was break-even, compared to $3 million, or $0.03 per share, in the second quarter of 2013.

Non-GAAP net income was $7 million, or $0.08 per share, compared to $13 million, or $0.12 per share, in the second quarter of 2013. Non-GAAP operating expenses were $181 million, a 1% increase compared to the second quarter of 2013. Total EBITDA margin of 13% was led by Careers—North America with a 25% EBITDA margin. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the applicable GAAP measure in the accompanying tables.

Net cash provided by operating activities in the quarter was $25 million. Deferred revenue was $316 million, down 4% compared to the quarter ended June 30, 2013. The Company ended the quarter with total available liquidity of $192 million.

Six Month Results

Monster Worldwide reported total revenue of $393 million for the first six months ended June 30, 2014 compared to $412 million in the same period last year, a 5% decrease. Monster Careers revenue decreased 4% to $361 million compared with $375 million in the 2013 period. Internet Advertising & Fees reported revenue of $32 million compared to $37 million in the prior year period. The Company reported earnings from continuing operations of $2 million, or $0.02 per share, compared to $15 million, or $0.14 per share, in the prior year period.

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Share Repurchase

During the second quarter 2014, Monster repurchased 2 million shares of its common stock at an average price of $5.88 per share, for a total of $12 million. Since the inception of the existing program in the second quarter of 2013, the Company has repurchased 28 million shares, or approximately 25% of its outstanding shares, at an average price of $5.73. At June 30, 2014, there was $42 million remaining under the Company’s previously announced $200 million share repurchase program.

Company Provides Q3 EPS Guidance

Third quarter 2014 Non-GAAP EPS from continuing operations is expected to be in the range of $0.00 to $0.04, which excludes approximately $8 million of stock-based compensation.

Historical data on Non-GAAP EPS excluding stock-based compensation expense is available in the Company’s supplemental financial information.

Conference Call and Webcast

Second quarter 2014 results will be discussed on Monster Worldwide’s quarterly conference call on August 5, 2014 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 73442536. A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID# 73442536. This number is valid until midnight on August 19, 2014.

Contacts

Investors: Michael McGuinness, (212) 351-7110, michael.mcguinness@monster.com

Media: Matt Anchin, (212) 351-7528, matt.anchin@monster.com

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About Monster Worldwide

Monster Worldwide, Inc. (NYSE:MWW), is the global leader in successfully connecting job opportunities and people. Monster uses the world’s most advanced technology to help people Find Better, matching job seekers to opportunities via digital, social and mobile solutions including monster.com®, our flagship website, and employers to the best talent using a vast array of products and services. As an Internet pioneer, more than 200 million people have registered on the Monster Worldwide network. Today, with operations in more than 40 countries, Monster provides the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities globally. For more information visit about.monster.com

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the third quarter 2014. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that its presentation of Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, income (loss) from continuing operations, (loss) income from discontinued operations, net of tax, and diluted earnings (loss) per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma adjustments including: non-cash stock based compensation expense; costs incurred for the 2012 restructurings; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provision related to the sale of a noncontrolling interest; the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations; gain on deconsolidation of subsidiaries, net; and charges related to exited facilities and acquisition related costs. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

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Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as operating income or loss before depreciation and amortization, non-cash compensation expense, and non-cash costs incurred in connection with the Company’s restructuring programs. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA excludes the impact of the pro-forma adjustments discussed above.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

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MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$194,441	$200,058	$392,590	$412,044

Salaries and related	103,220	89,467	205,219	187,042
Office and general	49,131	52,262	104,338	103,394
Marketing and promotion	37,377	43,394	78,790	92,661
Restructuring and other special charges	—	6,828	—	19,995

Total operating expenses	189,728	191,951	388,347	403,092

Operating income	4,713	8,107	4,243	8,952
Gain on deconsolidation of subsidiaries, net	—	—	11,828	—

Interest and other, net	(1,660)	(1,357)	(2,983)	(2,625)

Income before income taxes and income (loss) in equity interests	3,053	6,750	13,088	6,327
Provision for (benefit from) income taxes	1,615	2,366	8,278	(9,633)
Income (loss) in equity interests, net	58	(245)	(75)	(703)

Income from continuing operations	1,496	4,139	4,735	15,257
Loss from discontinued operations, net of tax	—	(759)	—	(6,893)

Net income	1,496	3,380	4,735	8,364
Net income attributable to noncontrolling interest	(1,462)	—	(2,636)	—

Net income attributable to Monster Worldwide, Inc.	$34	$3,380	$2,099	$8,364

*Basic earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$—	$0.04	$0.02	$0.14
Loss from discontinued operations, net of tax	—	(0.01)	—	(0.06)

Basic earnings per share	$—	$0.03	$0.02	$0.08

*Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$—	$0.04	$0.02	$0.14
Loss from discontinued operations, net of tax	—	(0.01)	—	(0.06)

Diluted earnings per share	$—	$0.03	$0.02	$0.07

Weighted average shares outstanding:
Basic	87,080	110,932	89,080	111,166

Diluted	89,955	111,937	92,174	112,419

EBITDA:
Operating income	$4,713	$8,107	$4,243	$8,952
Depreciation and amortization of intangibles	11,835	15,725	24,354	31,829
Stock based compensation	9,063	5,470	17,236	12,264
Restructuring non-cash expenses	—	4,540	—	5,315

EBITDA	$25,611	$33,842	$45,833	$58,360

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows provided by operating activities:
Net income	$4,735	$8,364

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,354	31,829
Provision for doubtful accounts	728	1,432
Non-cash compensation	17,236	12,264
Deferred income taxes	3,402	(2,607)
Non-cash restructuring charges	—	5,315
Loss in equity interests, net	75	703
Gain on deconsolidation of subsidiaries	(13,647)	—
Amount reclassified from accumulated other comprehensive income	1,819	(23,109)
Tax benefit from change in uncertain tax positions	—	(12,869)
Excess income tax benefit from equity compensation plans	(199)	(2,044)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	39,524	28,641
Prepaid and other	(7,990)	15,555
Deferred revenue	(27,489)	(31,242)
Accounts payable, accrued liabilities and other	1,259	(25,466)

Total adjustments	39,072	(1,598)

Net cash provided by operating activities	43,807	6,766

Cash flows used for investing activities:
Capital expenditures	(22,469)	(18,388)
Payments for acquisitions, net of cash acquired	(27,005)	—
Investment in Alma Career Oy	(6,516)	—
Cash funded to and dividends received from equity investee and other	(616)	139
Capitalized patent defense costs	(1,220)	—

Net cash used for investing activities	(57,826)	(18,249)

Cash flows provided by (used for) financing activities:
Proceeds from borrowings on credit facilities	78,800	17,500
Payments on borrowings on credit facilities	(8,100)	(39,799)
Payments on borrowings on term loan	(4,375)	(3,125)
Repurchase of common stock	(51,517)	(23,378)
Tax withholdings related to net share settlements of restricted stock awards and units	(3,707)	(4,987)
Excess income tax benefit from equity compensation plans	199	2,044
Dividend paid to noncontrolling interest	(3,021)	—

Net cash provided by (used for) financing activities	8,279	(51,745)

Effects of exchange rates on cash	1,554	(5,624)

Net decrease in cash and cash equivalents	(4,186)	(68,852)
Cash and cash equivalents, beginning of period	88,581	148,185

Cash and cash equivalents, end of period	$84,395	$79,333

Free cash flow:
Net cash provided by operating activities	$43,807	$6,766
Less: Capital expenditures	(22,469)	(18,388)

Free cash flow	$21,338	$(11,622)

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$84,395	$88,581
Accounts receivable, net	293,732	332,675
Property and equipment, net	126,345	124,169
Goodwill and intangibles, net	944,210	919,576
Investment in unconsolidated affiliates	23,759	220
Other assets	124,824	121,036

Total Assets	$1,597,265	$1,586,257

Liabilities and Stockholders’ Equity:
Accounts payable, accrued expenses and other current liabilities	$160,613	$167,306
Deferred revenue	315,786	342,156
Current portion of long-term debt and borrowings on credit facilities	201,600	9,375
Long-term income taxes payable	55,355	53,078
Long-term debt, less current portion	—	125,900
Other long-term liabilities	57,146	44,297

Total Liabilities	$790,500	$742,112

Stockholders’ Equity	806,765	844,145

Total Liabilities and Stockholders’ Equity	$1,597,265	$1,586,257

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30, 2014				Three Months Ended June 30, 2013
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$194,441	$—		$194,441	$200,058	$—		$200,058

Salaries and related	103,220	(9,063	)a	94,157	89,467	(5,470	)a	83,997
Office and general	49,131	—		49,131	52,262	(1,545	)b	50,717
Marketing and promotion	37,377	—		37,377	43,394	—		43,394
Restructuring and other special charges	—	—		—	6,828	(6,828	)c	—

Total operating expenses	189,728	(9,063)		180,665	191,951	(13,843)		178,108

Operating income	4,713	9,063		13,776	8,107	13,843		21,950
Operating margin	2.4%			7.1%	4.1%			11.0%
Interest and other, net	(1,660)	—		(1,660)	(1,357)	—		(1,357)

Income before income taxes and income (loss) in equity interests	3,053	9,063		12,116	6,750	13,843		20,593
Provision for income taxes	1,615	2,141	g	3,756	2,366	4,856	f,g	7,222
Income (loss) in equity interests, net	58	—		58	(245)	—		(245)

Income from continuing operations	1,496	6,922		8,418	4,139	8,987		13,126

Loss from discontinued operations, net of tax	—	—		—	(759)	759	i	—
Net income	1,496	6,922		8,418	3,380	9,746		13,126
Net income attributable to noncontrolling interest	(1,462)	—		(1,462)	—	—		—

Net income attributable to Monster Worldwide, Inc.	$34	$6,922		$6,956	$3,380	$9,746		$13,126

*Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$—	$0.08		$0.08	$0.04	$0.08		$0.12
Loss from discontinued operations, net of tax	—	—		—	(0.01)	0.01		—

Diluted earnings per share	$—	$0.08		$0.08	$0.03	$0.09		$0.12

Weighted average shares outstanding:
Basic	87,080	87,080		87,080	110,932	110,932		110,932
Diluted	89,955	89,955		89,955	111,937	111,937		111,937

	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$392,590	$—		$392,590	$412,044	$—		$412,044

Salaries and related	205,219	(17,236	)a	187,983	187,042	(12,264	)a	174,778
Office and general	104,338	(6,349	)d	97,989	103,394	(2,920	)b	100,474
Marketing and promotion	78,790	—		78,790	92,661	—		92,661
Restructuring and other special charges	—	—		—	19,995	(19,995)		—

Total operating expenses	388,347	(23,585)		364,762	403,092	(35,179)		367,913

Operating income	4,243	23,585		27,828	8,952	35,179		44,131
Operating margin	1.1%			7.1%	2.2%			10.7%
Gain on deconsolidation of subsidiaries, net	11,828	(11,828	)e	—	—	—		—

Interest and other, net	(2,983)	—		(2,983)	(2,625)	—		(2,625)

Income before income taxes and loss in equity interests	13,088	11,757		24,845	6,327	35,179		41,506
Provision for (benefit from) income taxes	8,278	(439	)g,h	7,839	(9,633)	24,175	f,g	14,542
Loss in equity interests, net	(75)	—		(75)	(703)	—		(703)

Income from continuing operations	4,735	12,196		16,931	15,257	11,004		26,261

Loss from discontinued operations, net of tax	—	—		—	(6,893)	6,893	i	—
Net income	4,735	12,196		16,931	8,364	17,897		26,261
Net income attributable to noncontrolling interest	(2,636)	—		(2,636)	—	—		—

Net income attributable to Monster Worldwide, Inc.	$2,099	$12,196		$14,295	$8,364	$17,897		$26,261

*Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$0.02	$0.13		$0.16	$0.14	$0.10		$0.23
Loss from discontinued operations, net of tax	—	—		—	(0.06)	0.06		—

Diluted earnings per share	0.02	$0.13		$0.16	$0.07	$0.16		$0.23

Weighted average shares outstanding:
Basic	89,080	89,080		89,080	111,166	111,166		111,166
Diluted	92,174	92,174		92,174	112,419	112,419		112,419

Note Regarding Non GAAP Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

Non GAAP adjustments consist of the following:

a	Costs related to stock based compensation

b	Costs directly associated with our previously announced review of strategic alternatives.

c	Restructuring related charges pertaining to the strategic actions that the Company announced in November 2012. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, and professional fees.

d	Charges related to exited facilities associated with the move to our new corporate headquarters in Weston, Massachusetts.

e	Gain on deconsolidation of subsidiaries, net

f	Non-GAAP income tax adjustment includes the reversal of income tax reserves inclusive of interest due to uncertain tax positions and a tax benefit due to certain losses arising from the company’s restructuring.

g	Non-GAAP income tax adjustment is calculated using the effective rate of the reporting period, as adjusted for the effects of certain non-deductible stock based compensation and provisions for tax valuation allowances.

h	Non-GAAP adjustment includes tax provison for gain on deconsolidation of subsidiaries, net.

i	Discontinued operations related to our sale of ChinaHR and the exit of our businesses in Latin America and Turkey.

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended June 30, 2014	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$110,301	$68,280	$15,860		$194,441

Operating income (loss)—GAAP	$17,902	$(6,974)	$3,464	$(9,679)	$4,713
Non GAAP Adjustments	3,156	2,462	458	2,987	9,063

Operating income (loss)—Non GAAP	$21,058	$(4,512)	$3,922	$(6,692)	$13,776

EBITDA	$27,016	$193	$4,773	$(6,371)	$25,611
Non GAAP Adjustments	—	—	—	—	—

Adjusted EBITDA	$27,016	$193	$4,773	$(6,371)	$25,611

Operating margin—GAAP	16.2%	-10.2%	21.8%		2.4%
Operating margin—Non GAAP	19.1%	-6.6%	24.7%		7.1%
EBITDA margin	24.5%	0.3%	30.1%		13.2%
Adjusted EBITDA margin	24.5%	0.3%	30.1%		13.2%

Three Months Ended June 30, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$109,717	$72,102	$18,239		$200,058

Operating income (loss)—GAAP	$19,272	$(6,054)	$6,312	$(11,423)	$8,107
Non GAAP Adjustments	3,005	4,380	666	5,792	13,843

Operating income (loss)—Non GAAP	$22,277	$(1,674)	$6,978	$(5,631)	$21,950

EBITDA	$30,609	$2,727	$7,829	$(7,323)	$33,842
Non GAAP Adjustments	328	1,390	256	1,859	3,833

Adjusted EBITDA	$30,937	$4,117	$8,085	$(5,464)	$37,675

Operating margin—GAAP	17.6%	-8.4%	34.6%		4.1%
Operating margin—Non GAAP	20.3%	-2.3%	38.3%		11.0%
EBITDA margin	27.9%	3.8%	42.9%		16.9%
Adjusted EBITDA margin	28.2%	5.7%	44.3%		18.8%

Six Months Ended June 30, 2014	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$221,948	$138,884	$31,758		$392,590

Operating income (loss)—GAAP	$30,022	$(12,263)	$7,155	$(20,671)	$4,243
Non GAAP Adjustments	8,544	4,621	1,182	9,238	23,585

Operating income (loss)—Non GAAP	$38,566	$(7,642)	$8,337	$(11,433)	$27,828

EBITDA	$47,712	$1,851	$10,011	$(13,741)	$45,833
Non GAAP Adjustments	3,101	215	200	2,833	6,349

Adjusted EBITDA	$50,813	$2,066	$10,211	$(10,908)	$52,182

Operating margin—GAAP	13.5%	-8.8%	22.5%		1.1%
Operating margin—Non GAAP	17.4%	-5.5%	26.3%		7.1%
EBITDA margin	21.5%	1.3%	31.5%		11.7%
Adjusted EBITDA margin	22.9%	1.5%	32.2%		13.3%

Six Months Ended June 30, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$225,652	$149,821	$36,571		$412,044

Operating income (loss)—GAAP	$31,695	$(15,045)	$12,574	$(20,272)	$8,952
Non GAAP Adjustments	13,006	11,624	1,287	9,262	35,179

Operating income (loss) —Non GAAP	$44,701	$(3,421)	$13,861	$(11,010)	$44,131

EBITDA	$54,624	$1,877	$15,767	$(13,908)	$58,360
Non GAAP Adjustments	7,542	6,480	342	3,236	17,600

Adjusted EBITDA	$62,166	$8,357	$16,109	$(10,672)	$75,960

Operating margin—GAAP	14.0%	-10.0%	34.4%		2.2%
Operating margin—Non GAAP	19.8%	-2.3%	37.9%		10.7%
EBITDA margin	24.2%	1.3%	43.1%		14.2%
Adjusted EBITDA margin	27.5%	5.6%	44.0%		18.4%